UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Scoglio

On August 15, 2011, David Scoglio agreed to modify the terms of his employment as Chief Financial Officer of Asure Software, Inc. (the “Company”) effective as of January 1, 2011. Mr. Scoglio will be eligible to receive an annual discretionary bonus. For 2011, he is also eligible to participate in a “Beat the Budget” bonus plan, subject to his continued employment on the payment dates. If the Company terminates his employment without cause, Mr. Scoglio is eligible to receive severance equal to 13 weeks of his annual base salary.

In addition, with respect to the stock option previously granted to Mr. Scoglio, if the per share consideration in connection with a change of control is:
•	at least $4.00 per share, then 25% of the unvested portion of the stock option will immediately vest;
•	at least $5.00 per share, then an additional 50% of the unvested portion of the stock option will immediately vest;
•	at least $6.00 per share, then an additional 75% of the unvested portion of the stock option will immediately vest; and
•	at least $7.00 per share, then all of the remaining unvested portion of the stock option will immediately vest.

Patrick Goepel

Effective August 15, 2011, Patrick Goepel entered into an Amended and Restated Employment Agreement. Under this agreement, Mr. Goepel agreed to forfeit 45,000 unvested shares underlying the stock option previously granted to him and receive a new stock option to purchase 115,000 shares of the Company’s common stock at an exercise price equal to $3.50 per share, which is, at the Board’s direction, above the $3.20 closing price of the Company’s common stock on the date of grant. The stock option will vest as follows: 1/14th (or 8,214 shares) of the total shares will vest each calendar quarter beginning September 30, 2011 through September 30, 2014, and the remaining 8,218 shares will vest on December 31, 2014, subject to his continued employment as CEO of the Company. If a change of control occurs, the number of shares that would vest according to the vesting schedule in a 12 month period will immediately vest. Further, the vesting schedule will be accelerated based on the per share consideration received in connection with the change of control in the same amounts and manner as provided above for David Scoglio.

Mr. Goepel will be eligible to receive a discretionary bonus as part of the Company’s annual short-term bonus plan. Also, if the Company terminates his employment without cause, Mr. Goepel will receive severance equal to 6 months of his annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: August 19, 2011	By:	/s/ David Scoglio
David Scoglio
Chief Financial Officer